UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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QUEST MEANS BUSINESS

By Richard Quest / Quest Means Business

September 30, 2021

QUEST: The chief executive of "Forbes" says he wants his business to be as big as the company's brand. For more than a century, "Forbes" has covered millionaires and billionaires, has been a byword for business journalism. It was first published in 1917 as a magazine, quote, "devoted to doers and doings," then came the 400 Rich List in 1982. And now, it's looking for a bit of money on its own.

It is going public with a SPAC, working with a company based in Hong Kong. The chief executive of "Forbes" is

Mike Federle. He joins us now.

Mike, it is good to have you, sir. Thank you. And it's going to be different, isn't it? A public company, which is going public in a sort of an unusual way -- well, it is not unusual now, but it's not the most conventional ways. SPACs are still unusual. Why this way?

MIKE FEDERLE, CEO, "FORBES": Well, thanks, Richard, for having me. Good to see you there. Well, it's not very unusual anymore, if you look at the number of SPACs going on, and for us, it was -- we had multiple choices of how to go public or how to raise money, whether through private equity, through a private deal, and this SPAC option proved the best for us at this point in time.

QUEST: The change -- "Forbes" is such -- it's an institution and, of course, Steve has been on this program on many occasions in the past. How do you take the value of the money you're going to get from this and grow the business? Where does it grow? Bearing in mind, the digitization and the interest in digital properties, that sort of wanes and comes back and seems to be back in vogue.

FEDERLE: It seems to be back in vogue is right. You know, the timing for this is, is just right for "Forbes." You know, about 10 years ago, we really set ourselves down a path over this last decade, to take the company through this digital transformation, and we've done it very successfully. We have invested a lot of money in our tech stats, which enable us to -- we've created this business of scale. And in digital media, you need scale.

And so we have scale and we have the technology behind it now to really start segmenting audiences and understand through data and analytics, how we can address those audiences with very bespoke products and experiences.

And to do that, we're going to use this investment and the cash that we're getting to the public market, to really take us through the next transformation.

QUEST: Now, clearly, the quality of journalism and information is the gold standard, if you like. I don't think either of us will disagree on that. And I look at things like "Business Insider" Bloomberg, our own CNN Business, and I ask you though, it's getting very crowded out there, which does suggest there needs to be a shift to quality.

But can you teach the elephant a new dance? A new trick? Or do you end up looking like our parents disco dancing at a wedding?

FEDERLE: I think the question was on journalism and obviously that is the core of what we do as it is what CNN does. You know, the challenge in all of that is, you know, the media model really hasn't changed in a hundred years if you think about it. It's about creating content that attracts an audience, then you can then monetize their subscriptions or advertising. That part hasn't changed.

What has changed is the technology in order -- through data and analytics to really understand these audiences. So, I think you'll see, journalism and media in general become much more targeted, and, again, creating products that speak to specific interests of different audiences that we address.

[15:25:33]

QUEST: Final question to you. We were talking about the debt ceiling and the seriousness of it, if it all goes belly up. It made me think to ask one of my colleagues, you know, if you had a choice these days, what would you choose? Put under your bed for a rainy day, would you choose a dollar? A euro? A Bitcoin? Or gold?

And most people seem to say they go for gold. What would you choose? Something for a rainy day to put under the bed, which one would you like?

FEDERLE: I would follow Warren Buffett's advice and stay with the dollar. It's still going to be the best bet and the best economy to bet going forward. And also, it might be a surprise, I am more of a Keynesian who believes stimulus spending is the appropriate path right now, so the dollar it is.

QUEST: And we thank you. Good luck, sir. Good luck, and we'll talk more as things progress. I appreciate it.

FEDERLE: Thank you.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act that are based on beliefs and assumptions and on information currently available to Magnum Opus and Forbes. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Any statements that refer to expectations, projections or other characterizations of future events or circumstances, including strategies or plans as they relate to the proposed transaction, are also forward-looking statements. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Although each of Magnum Opus and Forbes believes that it has a reasonable basis for each forward-looking statement contained in this communication, each of Magnum Opus and Forbes caution you that these statements are based on a combination of facts and factors currently known and projections of the future, which are inherently uncertain. In addition, there will be risks and uncertainties described in the proxy statement relating to the proposed transaction, which is expected to be filed by Magnum Opus with the SEC and other documents filed by Forbes or Magnum Opus from time to time with the SEC. These filings may identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements in this communication include statements regarding the proposed transaction, including the timing and structure of the transaction, the proceeds of the transaction and the benefits of the transaction. Neither Magnum Opus nor Forbes can assure you that the forward-looking statements in this communication will prove to be accurate. These forward-looking statements are subject to a number of risks and uncertainties, including the ability to complete the business combination due to the failure to obtain approval from Magnum Opus’s shareholders or satisfy other closing conditions in the business combination agreement, the occurrence of any event that could give rise to the termination of the business combination agreement, the ability to recognize the anticipated benefits of the business combination, the amount of redemption requests made by Magnum Opus’s public shareholders, costs related to the transaction, the impact of the global COVID-19 pandemic, the risk that the transaction disrupts current plans and operations as a result of the announcement and consummation of the transaction, the outcome of any potential litigation, government or regulatory proceedings and other risks and uncertainties, including those to be included under the heading “Risk Factors” in the proxy statement to be filed by Magnum Opus with the SEC and those included under the heading “Risk Factors” in the Magnum Opus’s final prospectus relating to its initial public offering dated March 23, 2021 and other filings with the SEC. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by Magnum Opus, Forbes, their respective directors, officers or employees or any other person that Magnum Opus and Forbes will achieve their objectives and plans in any specified time frame, or at all. The forward-looking statements in this communication represent the views of Magnum Opus and Forbes as of the date of this communication. Subsequent events and developments may cause those views to change. However, while Magnum Opus and Forbes may update these forward-looking statements in the future, there is no current intention to do so, except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the views of Magnum Opus or Forbes as of any date subsequent to the date of this communication.

Important Information and Where to Find it

In connection with the proposed transaction, Magnum Opus will file a preliminary proxy statement and a definitive proxy statement with respect to the shareholders meeting of Magnum Opus to vote on the proposed transaction. Shareholders of Magnum Opus and other interested persons are encouraged to read, when available, the preliminary and definitive proxy statements as well as other documents to be filed with the SEC because these documents will contain important information about Magnum Opus, Forbes and the proposed transaction. The definitive proxy statement will be mailed to shareholders of Magnum Opus as of a record date to be established for voting on the proposed transaction. Once available, shareholders of Magnum Opus will also be able to obtain a copy of the proxy statements and other documents filed with the SEC without charge, by directing a request to: Unit 1009, ICBC Tower, Three Garden Road, Central, Hong Kong. The preliminary and definitive proxy statements, once available, can also be obtained, without charge, at the SEC’s website (www.sec.gov).

Participants in the Solicitation

Magnum Opus and Forbes and their respective directors and executive officers may be considered participants in the solicitation of proxies with respect to the potential transaction described in this communication under the rules of the SEC. Information about the directors and executive officers of Magnum Opus and their ownership is set forth in Magnum Opus’s filings with the SEC, including its final prospectus relating to its initial public offering dated March 23, 2021. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Magnum Opus shareholders in connection with the potential transaction will be set forth in the preliminary and definitive proxy statements when those are filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov or by directing a request to: Unit 1009, ICBC Tower, Three Garden Road, Central, Hong Kong.

No Offer or Solicitation

This communication is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and does not constitute an offer to sell or a solicitation of an offer to buy any securities of Magnum Opus or Forbes, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.